UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 29, 2010

CYALUME TECHNOLOGIES HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52247	20-3200738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Windsor Street, West Springfield MA	01089
(Address of Principal Executive Offices)	(Zip Code)

(413) 858-2500
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior and Subordinated Loans.

As previously disclosed by Cyalume Technologies Holdings, Inc. (“CTHI”), the corporate parent of Cyalume Technologies, Inc. (the “Borrower”), in CTHI’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 23, 2008, December 18, 2009, April 30, 2010 and July 8, 2010, the Borrower is a party to a Revolving Credit and Term Loan Agreement with TD Bank, N.A. (“TD Bank”), dated as of December 19, 2008 as amended by that certain First Amendment to Credit Agreement and Limited Waiver dated as of September 1, 2009 as further amended by the Second Amendment to Credit Agreement and Limited Waiver effective December 17, 2009 (the “Second Loan Amendment”), and as otherwise modified or supplemented from time to time) (as so amended, modified or supplemented, the “TD Loan Agreement”).  The Second Loan Amendment, among other things, required the Borrower to receive at least $3.0 million in new subordinated debt or from an equity offering before April 30, 2010 and to use the net proceeds from that subordinated debt or equity offering to reduce the outstanding principal balance on the Borrower’s notes payable with TD Bank, which agreed to extend the deadline from April 30, 2010 to July 31, 2010.

On July 29, 2010, the Borrower fulfilled its obligation to obtain new subordinated debt by entering into a Subordinated Loan Agreement (the "Subordinated Loan Agreement") with CTHI, Patriot Capital II, L.P. ("PCII"), Granite Creek Flexcap I, L.P. ("GCFI"), the other financial institutions or entities from time to time party thereto as lenders (collectively with PCII and GCFI, the "Subordinated Lenders"), and Granite Creek Partners Agent, LLC as agent for the Subordinated Lenders (the "Subordinated Agent").

In connection with the Borrower and CTHI entering into the Subordinated Loan Agreement, the Borrower and CTHI amended and restated the TD Loan Agreement in its entirety by entering into an Amended and Restated Revolving Credit and Term Loan Agreement dated as of July 29, 2010 (the "Senior Loan Agreement") with TD Bank as a lender and as agent for itself and the other lenders from time to time party thereto.

Pursuant to the terms of the Subordinated Loan Agreement, the Borrower received an $8,500,000 convertible term loan (the “Subordinated Loan”) from the Subordinated Lenders. Each Subordinated Lender may at any time, on a single occasion, convert the entire unpaid principal balance of the portion of the Subordinated Loan held by such Lender into common stock of CTHI at a conversion price of $3.19 per share (as may be adjusted by stock dividends and stock splits).  The Subordinated Loan matures on March 19, 2014.

The application of the net proceeds of such loan is as follows: (a) $7,200,000 to be applied on August 1, 2010 to the payment of the Term Loan (as defined in the Senior Loan Agreement) to reduce the amount of the Term Loan to $12,435,000, (b) $500,000 to be applied on July 29, 2010 to the payment of Revolving Credit Loans (as defined in the Senior Loan Agreement), (c) $50,000 to be applied on July 29, 2010 to the payment to TD Bank of the Amendment Fee (as defined in the Senior Loan Agreement) and (d) the remainder to remain with the Borrower.

Interest on the Subordinated Loan accrues at 11% per annum, payable monthly.  The default interest rate is 15% per annum.  The Borrower paid a $255,000 closing fee to the Subordinated Lenders upon execution of the Subordinated Loan Agreement. A copy of the Subordinated Loan Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Pursuant to a Subordinated Security and Pledge Agreement dated as of July 29, 2009 (the “Subordinated Security Agreement”), the Borrower granted a second lien on all of its assets to the Subordinated Agent for the ratable benefit of the Subordinated Lenders to secure the Borrower's obligations under the Subordinated Loan Agreement.  A copy of the Subordinated Security Agreement is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

CTHI entered into a Subordinated Guaranty Agreement dated as of July 29, 2010 whereby it guaranteed the obligations of the Borrower under the Subordinated Loan Agreement.  A copy of the Subordinated Guaranty Agreement is attached as Exhibit 10.3 hereto and is incorporated herein by reference.  Pursuant to a Subordinated Stock Pledge Agreement dated as of July 29, 2010, CTHI granted to the Subordinated Agent for the ratable benefit of the Subordinated Lenders a second lien in all of its shares of stock in the Borrower.  A copy of the Subordinated Stock Pledge Agreement is attached as Exhibit 10.4 hereto and is incorporated herein by reference.

The Senior Loan Agreement is substantially the same as the TD Loan Agreement that it amends and restates.  Among the terms that changed include that the amount of the term loan (formerly the Term Loan A under the TD Agreement) was permanently reduced to $12,435,000 in the Senior Loan Agreement and the amount of the real estate loan (formerly the Term Loan B under the TD Loan Agreement) was permanently reduced to $2,105,703.35.  The maximum revolving loan limit under the Senior Loan Agreement is $5,000,000.  Under the Senior Loan Agreement, the Term Loan and the real estate loan each mature on December 19, 2013, while the revolving loan matures on December 19, 2012.

Outstanding principal under the Senior Loan Agreement bears interest at a rate per annum equal to either (a) the greater of the prime rate or 3% per annum plus the Applicable Margin for base rate loans or (b) Reserve Adjusted LIBOR plus the Applicable Margin for the LIBOR rate loans, each as defined in the Senior Loan Agreement.  The Reserve Adjusted LIBOR portion of 60% of the principal amount of the Term Loan and 100% of the principal amount of the real estate loan are subject to interest rate swaps.  Such portion of the Term Loan has been swapped into a fixed rate of 2.53% and the real estate loan has been swapped with a rate of 2.42%.

The default interest rate under the Senior Loan Agreement is the then highest applicable interest rate plus 2% or, the option of the lenders, the Borrower could instead be made to pay a late fee of 5% of the amount which is overdue.

The Borrower shall pay a commitment fee quarterly in arrears under the Senior Loan Agreement in the amount calculated by multiplying (i) one half of one percent per annum and (ii) the average daily amount during each calendar quarter by which the revolving credit loan commitment exceeds the outstanding amount of revolving credit loans during such calendar quarter or portion thereof.

The Senior Loan Agreement contains covenants relating to a fixed charge coverage ratio, a total debt coverage ratio, a leverage ratio, a current ratio, and a minimum quarterly EBITDA.
The Subordinated Loan Agreement contains the same financial covenants listed above but with additional cushions for the Borrower and CTHI, as applicable.

Both the Subordinated Loan Agreement and the Senior Loan Agreement require that the Borrower will not make, nor permit any of its subsidiaries to make, any capital expenditures in any fiscal year that exceed $2,000,000 for any fiscal year.

Both the Subordinated Loan Agreement and the Senior Loan Agreement contain customary representations, warranties and covenants, including but not limited to covenants restricting the Borrower’s ability to incur other indebtedness and to grant other liens.

Both the Subordinated Loan Agreement and the Senior Loan Agreement contain optional and mandatory prepayment provisions, including the requirement that commencing with a payment on June 1, 2012 and on each June 1 of each year thereafter, the Borrower must apply an amount equal to 60% of its excess cash flow for the immediately preceding fiscal year of the Borrower to the prepayment of the loans.

A copy of the Senior Loan Agreement is attached as Exhibit 10.5 hereto and is incorporated herein by reference.

Warrants.

On July 29, 2010, in connection with the above-described transactions, CTHI issued to (i) CGFI a five-year warrant to purchase up to 94,118 shares of CTHI’s common stock at price of $2.00 per share and (ii) PCII a five year warrant to purchase up to 65,882 shares of CTHI’s common stock at price of $2.00 per share. Each warrant contains provisions for cashless exercise and antidilution protection upon a distribution of dividends or a reclassification of CTHI’s common stock in connection with the issuance of the warrants. CTHI entered into a registration rights agreement with each of GCFI and PCII, pursuant to which each such lender was granted “piggy-back” registration rights on the shares of CTHI common stock underlying the Warrants. Copies of the warrants and a form of registration rights agreement are attached as Exhibits 10.6, 10.7 and 10.8 to this Current Report on Form 8-K

Amendment to Management Agreement with Selway Capital, LLC.

On July 29, 2010 CTHI amended its management agreement (the “Amended Management Agreement”) with Selway Capital, LLC (“Selway”).  The original management agreement was entered into between the parties on October 1, 2009, and is filed as an exhibit to CTHI’s Form 10-Q filed with the Securities and Exchange Commission on November 23, 2009.  Pursuant to the Amended Management Agreement, CTHI will (i) reduce the monthly compensation payable to Selway to $11,666.67 and (ii) issue to Selway 45,000 shares of its common stock. A copy of the Amended Management Agreement is attached as Exhibit 10.9 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.  The warrants were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder (“Section 4(2)”), because the warrants were issued to accredited investors in a private transaction. The shares of common stock issued to Selway were issued to an accredited investor pursuant to Section 4(2) in a private transaction.

Item 8.01	Other Events.

On July 29, 2010, CTHI issued a press release announcing the closing of the transactions described in Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit	Description
10.1
Subordinated Loan Agreement dated as of July 29, 2010 among Cyalume Technologies, Inc., Cyalume Technologies Holdings, Inc., the Lenders and other financial institutions or other entities from time to time parties thereto and Granite Creek Partners Agent, LLC as Agent

10.2	Subordinated Security and Pledge Agreement dated as of July 29, 2010 between Cyalume Technologies, Inc. and Granite Creek Partners Agent, LLC
10.3	Subordinated Guaranty Agreement dated as of July 29, 2010 entered into by Cyalume Technologies Holdings, Inc. for the benefit of Granite Creek Partners Agent, LLC
10.4	Subordinated Stock Pledge Agreement dated as of July 29, 2010 entered into by Cyalume Technologies Holdings, Inc.
10.5
Amended and Restated Revolving Credit and Term Loan Agreement dated as of July 29, 2010 among Cyalume Technologies, Inc., Cyalume Technologies Holdings, Inc., the Lenders and the other financial institutions or other entities from time to time parties thereto and TD Bank, N.A., a national banking association, as Agent and as Lender

10.6	Form of Warrant issued to Granite Creek FlexCap I, L.P.
10.7	Form of Warrant issued to Patriot Capital II, LP
10.8	Registration Rights Agreement between CTHI and Granite Creek FlexCap I, L.P.
10.9	Registration Rights Agreement between CTHI and Patriot Capital II, LP.
10.10	Amended Management Agreement with Selway Capital, LLC
99.1	Press release dated July 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2010	CYALUME TECHNOLOGIES HOLDINGS, INC.

	By:	/s/ Michael Bielonko
Michael Bielonko, Chief Financial Officer